                               AMENDMENT AGREEMENT

         Bank One, Michigan ("Bank One"), PNC Bank, National Association ("PNC", and individually, collectively and in all combinations with Bank One and Bank One as Agent (as defined below), the "Lenders"). Owosso Corporation ("Owosso"), Ahab Investment Company ("Ahab"), DWZM, Inc. ("DWZM"), Motor Products-Owosso Corporation ("Motor Products"), Snowmax, Incorporated ("Snowmax"), Motor Products-Ohio Corporation ("Motor Products-Ohio"), GBMC, Inc. ("GBMC"), Stature Electric, Inc. ("Stature"), Owosso Motor Group, Inc. ("Motor Group"), Astro Air Coils, Inc., f/k/a Astro Air Acquisition Corporation ("Astro Air"), Cramer Company, f/k/a M.H. Rhodes, Inc. ("Rhodes") and Ahab International Investment Company, f/k/a Astro Air UK Holdings, Inc. ("Ahab International") enter into this Amendment Agreement (this "Agreement") on February ___, 2001. For convenience, each of the foregoing other than Bank One and PNC are sometimes referred to collectively as the "Borrowers" or individually as a "Borrower" and are sometimes referred to collectively as the "Parties" and individually as a "Party".

                                    RECITALS

         A. Lenders have provided a revolving credit loan to Borrowers jointly and severally (the "Loans"). In connection with the Loans, Lenders and Borrowers entered into an Amended and Restated Credit Agreement dated as of January 22, 1999, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of June 14, 2000, a Second Amendment to Amended and Restated Credit Agreement dated as of September 28, 2000, a Third Amendment to Amended and Restated Credit Agreement, Revolving Credit Note, Amended and Restated Pledge Agreement and Security Agreement dated effective October 29, 2000 (the "Third Amendment"), a Fourth Amendment to Amended and Restated Credit Agreement, Revolving Credit Notes and Security Agreement dated as of November 30, 2000 (the "Fourth Amendment") and a Fifth Amendment to Amended and Restated Credit Agreement, Revolving Credit Notes, Amended and Restated Pledge Agreement and Security Agreement dated January 24, 2001 (as amended, and as may be further amended, the "Loan Agreement"). The Loans are additionally evidenced by an Amended and Restated Revolving Credit Note dated January 24, 2001 given by the Borrowers in favor of Bank One in the original principal amount of $21,772,197.08 (the "Bank One Note") and an Amended and Restated Revolving Credit Note dated January 24, 2001 given by the Borrowers in favor of PNC in the original principal amount of $12,441,235.92 (the "PNC Note"). Under the terms of the Loan Agreement, Bank One acts as Agent on behalf of each of the Lenders and Owosso acts as agent on behalf of each of the Borrowers. Bank One acting in its capacity as agent for the Lenders, including itself, is sometimes referred to as "Bank One as Agent".

         B. In connection with the Loans, Borrowers executed and delivered to Bank One as Agent a Security Agreement dated January 22, 1999 as amended by the Third Amendment and the Fourth Amendment (as amended, and as may be further amended, the "Security Agreement"), in which Borrowers granted Bank One as Agent a first-priority lien and security interest in all of each Borrower's assets, including without limitation accounts, inventory, documents, instruments, general intangibles, chattel paper, furniture, fixtures and equipment, then existing and thereafter acquired, to secure the Loans and the Obligations (as defined below).

         C. As further security for the Obligations, Owosso executed an Amended and Restated Pledge Agreement dated as of January 22, 1999, as amended by the Third Amendment (as amended, and as may be further amended, the "Pledge Agreement"), in favor of Bank One as Agent whereby Owosso pledged 100% of the issued and outstanding stock of each of the other Borrowers to secure the Obligations.

         D. For convenience, the Loan Agreement, Bank One Note, PNC Note, Security Agreement, and Pledge Agreement, together with all other loan documents, instruments and agreements executed in connection with or in furtherance of any of the foregoing, including all documents referenced herein or executed in connection herewith, as amended and as may be further amended from time to time, including as amended by this Agreement, but exclusive of all present or future oral agreements between Lender and any one of the parties, and further including without limitation the Reimbursement, Credit and Security Agreement dated as of October 1, 1998 between Statute and PNC and all related mortgages and loan and security documents, are referred to collectively as the "Loan Documents" and individually as a "Loan Document". Capitalized terms used but not defined in this Agreement have the same meanings given to those terms in the Loan Documents.

         E. On February 9, 2001, there was $33,813,443.00 in principal owing by Borrowers to Lenders under the Loan Agreement plus accrued but unpaid interest, costs and expenses (including attorneys' fees and consultant fees) called for by the Loan Documents (all such obligations together with all other principal and interest due or becoming due to Lenders, together with the payment of all other sums, indebtedness and liabilities of any and every kind now or hereafter owing and to become due from Borrowers to Lenders, however created, however incurred, evidenced, acquired or arising, and whether direct or indirect, primary, secondary, fixed or contingent, matured or unmatured, joint, several, or joint and several, and whether for principal, interest, reimbursement obligations, indemnity obligations, obligations under guaranty agreements, fees, costs, expenses, or otherwise, and all of each Borrowers' obligations under this Agreement, together with all other present and future obligations of Borrowers to Lenders, or any of them, are referred to collectively as the "Obligations").

         F. Each Party, jointly and severally, acknowledges and agrees that:

                   (1) The Obligations, and all other obligations of any one or more of the Parties to Bank One are owing to Bank One without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind.

                       (2) The Obligations are secured by

                           (i) Valid, perfected, indefeasible, enforceable, first-priority, liens and security interests in favor of Bank One as Agent for the benefit of the Lenders in, among other things, all of each Borrower's present and future accounts, general intangibles, chattel paper, instruments, documents, inventory, equipment, fixtures, and all products and proceeds of all the foregoing.

                           (ii) A first priority, perfected lien and security interest in 100% of the issued and outstanding stock of each of the Borrowers other than Owosso.

For convenience, all collateral referred to in this paragraph, together with all other collateral described in the Loan Documents and all collateral heretofore, simultaneously herewith or hereafter granted to Bank One as Agent or to either of the Lenders by any one or more of the Parties to secure any of the Obligations or any other obligations to Lenders or either of them, is referred to collectively as the "Collateral".

         G. Each Party reaffirms, ratifies, confirms and approves its obligations and duties under the Loan Documents as modified by this Agreement. Each Party, jointly and severally, reaffirms, ratifies and confirms the liens, assignments and security interests granted to Bank One as Agent, for the benefit of the Lenders, in the Collateral under the Loan Documents or otherwise.

         H. Borrowers are in default under the Loan Documents (the "Specified Defaults") for the following reasons (defined terms used in Paragraphs 1-3 below have the same meanings as in the Loan Agreement):

            1. The Borrowers' and their Subsidiaries' Consolidated Net Worth as of October 31, 2000 was $18,432,000 instead of not less than $24,866,000 as required by Section 5.2(a) of the Loan Agreement.

            2. The ratio of Consolidated Total Debt of the Borrowers and their Subsidiaries for the quarter ended October 31, 2000 to Consolidated EBITDA of the Borrowers and their Subsidiaries for the four quarter period ended October 31, 2000 was (92.28) to 1 instead of not greater than 3.5 to 1 as required by
Section 5.2(b) of the Loan Agreement.

            3. The ratio of Consolidated Fixed Charges Coverage Availability of the Borrowers and their Subsidiaries to Consolidated Fixed Charges of the Borrowers and their Subsidiaries was 0.06 to 1 as of October 31, 2000 instead of not less than 1.25 to 1 as required by Section 5.2(c) of the Loan Agreement.

            4. The Borrowers have failed to provide the year end financial statements required by Section 5.1(d)(iii) of the Loan Agreement.

The Parties hereby acknowledge the occurrence of these Specified Defaults and agree that these defaults have not been waived by the Lenders and remain outstanding. Each Party represents and warrants, after due inquiry and investigation, that it is not aware of any other events of default or defaults, or of any event that, with the passage of time, notice, or both, would become an event of default or a default under the Loan Documents or this Agreement.

         I. Each Party also acknowledges that based on the Specified Defaults, Lenders have the right to enforce their rights under the Loan Documents and applicable law. Further, if Lenders took such action, each Party acknowledges that Lenders actions would be within their rights under the Loan Documents and applicable law, and would be reasonable and appropriate under the circumstances.

         J. Each Party acknowledges and agrees that (i) Lenders and Bank One as Agent fully performed all of their obligations under the Loan Documents; (ii) but for this Agreement, Lenders would have no obligation to continue to lend to Borrowers; (iii) but for this Agreement, Lenders would have no obligation to forbear from enforcing their rights and remedies beyond the Forbearance Period (as hereinafter defined); and (iv) Lenders have made no representations of any nature or kind that the Forbearance Period (as hereinafter defined) will be extended beyond the expiration thereof.

         K. Each Party further acknowledges and agrees that the actions taken by Lenders to date in furtherance of the Loan Documents are reasonable and appropriate under the circumstances and are within Lenders' rights under the Loan Documents and applicable law.

         L. Each Party represents and warrants to Lenders that it received direct and substantial economic benefit from all of the Obligations and that it will continue to receive direct and substantial economic benefit from the Obligations, and from any other loans made or that may be made in the future.

         M. The Parties have outlined to the Lenders a plan whereby they expect to be able to timely satisfy all the Obligations in full and have requested that the Lenders allow them time to implement this plan and have stated that they believe that the plan will result in satisfaction in full of the Obligations by February 15, 2002.

         N. In order to grant the Borrowers time to ultimately satisfy the Obligations in full pursuant to the above-referenced plan, the Parties have requested that Lenders agree (1) to forbear from exercising their rights and remedies under the Loan Documents and applicable law in connection with the Specified Defaults until February 15, 2002 and (2) to amend certain terms and conditions of the Loan Documents.

         O. Subject to the terms and conditions of this Agreement, and in reliance on the Parties' agreements, acknowledgments, representations, and warranties in this Agreement, Lenders have agreed to amend the Loan Documents, and to forbear from enforcing their rights and remedies on account of the Specified Defaults under the Loan Documents as set forth below.


                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as agreements, representations, warranties, and covenants of the Parties, as the case may be), and for other good and valuable consideration, the adequacy and receipt of which is acknowledged by each party hereto, Lenders and each Party agree as follows:

         1. Forbearance. Subject to the following conditions precedent and those set forth elsewhere in this Agreement, Lenders agree to forbear from enforcing their rights and remedies, whether under the Loan Documents or otherwise available at law or in equity in connection therewith, based on the Specified Defaults; as well as their rights and remedies based solely on any worsening of the Specified Defaults or any future defaults arising only under sections 5.2(a), (b) or (c) of the Loan Agreement, through February 15, 2002 (the "Forbearance Period"):

                  (a) Bank One as Agent receives, on or before February 9, 2001, a fully executed copy of this Agreement, together with fully executed copies of all Exhibits hereto that require signature, by facsimile, with original signatures to follow by overnight delivery.

                  (b) The Lenders receive on or before February 14, 2001 all financial statements and related materials required to be delivered under
Section 5.1(d)(iii) of the Loan Agreement.

                  (c) There are no further or additional Events of Default, or defaults under this Agreement or the Loan Documents, and each Party complies with all terms and conditions of this Agreement and the Loan Documents.

2.       Amendments to Loan Agreement.

                  (a) The following new definitions are added to Section 1.1:

                  ""Borrowing Base" means (a) 75% of the net amount of Eligible Receivables plus (b) 40% of the lesser of cost or market value, or any other reasonable valuation approved by the Agent, of Eligible Inventory, plus (c) an amount not to exceed $23,257,000.00 (the "Additional Amount") minus (d) the total amount of L/C Outstandings."

                  ""Commitments" means the sum of each Bank's Commitment."

                  ""Eligible Inventory" means that portion of Borrowers' inventory consisting of raw materials and finished goods inventory that is listed on the weekly borrowing base certificate delivered by Borrowers to the Banks that the Agent, in its reasonable discretion, determines to be Eligible Inventory, as based on the following minimum requirements:

                           (a) The inventory has not been shipped, delivered,
                  provided to, purchased or sold by Borrowers on a bill and hold, consignment sale, guaranteed sale, or sale or return basis, or any other similar basis or understanding.

                           (b) The inventory is located on premises listed on
                  Schedule 23(k) and no negotiable warehouse receipt, bill of lading or other document of title has been issued for the inventory.

                           (c) No account has arisen with respect to such
                  inventory.

                           (d) The inventory has not been billed to a customer
                  on a "progress billing" basis.

                           (e) The inventory is valued at the lower of cost or
                  market, on a first-in-first-out basis or any other reasonable valuation method approved in writing by the Agent.

                           (f) The inventory is in Borrowers' possession or
                  control but has not been placed with any third party on a consignment basis.

                           (g) The inventory is not subject to any royalty,
                  copyright, trademark, tradename, or licensing arrangement, or any law, rule, or regulation that could limit or impair the Banks' ability to exercise their rights with respect to such inventory.

                           (h) If the inventory is located on premises not owned
                  by Borrowers, the landlord or owner of such premises must have waived its distraint, lien, and similar rights with respect to such inventory and must have agreed in a written agreement satisfactory to the Banks (A) to give the Banks notice of any default by Borrowers and the option to cure such default, (B) to permit the Banks to enter such premises to sell, repossess, or remove the inventory at any time, and (C) to grant the Banks such other rights as they may request.

                           (i) The inventory is not packaging, labels, or
                  manuals.

                           (j) The inventory is not inactive or obsolete
                  inventory.

                           (k) The inventory meets all standards imposed by any
                  governmental or agency, department, or division having regulatory authority over such inventory or its use or sale including, without limitation, standards set forth in the Fair Labor Standards Act.

                           (l) No representation or warranty in this Agreement,
                  any documents or agreements between the Borrowers and the Banks, or any of them, or any borrowing base certificate has been breached with respect to such inventory.

                           (m) The inventory is of good and merchantable quality
                  and is readily salable.

                           (n) The inventory is subject to a first-priority lien
                  and security interest in favor of the Agent, for the benefit of the Banks, and is not subject to any other lien or encumbrance.

                           (o) The inventory is not disqualified for any other
                  reason generally  accepted in the commercial finance business.

                  Any inventory that is at any time Eligible Inventory and that subsequently fails to meet any of the requirements set forth above ceases to be Eligible Inventory immediately and must be removed from the Borrowing Base immediately."

                  ""Eligible Accounts" means each of Borrowers' accounts listed on a borrowing base certificate delivered by the Borrowers to Lenders that the Agent, in its reasonable discretion, determines to be an Eligible Account, as based on the following minimum requirements:

                           (a) The account is valued at its face amount and
                  represents a complete, bona fide transaction for Eligible Inventory sold, delivered, and not rejected in whole or in part, by the account debtor or for services rendered (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due or any amounts due or claimed to be due from the cancellation or termination of a contract or agreement) that requires no further act under any circumstances on the part of Borrowers or any other person or entity to make such account payable by the account debtor, and the account arises from an arm's-length transaction in the ordinary course of Borrowers' business between Borrowers and an account debtor that is not an affiliate, partner, officer, or employee of Borrowers, or a member of the family of any partner, officer, or employee of Borrowers.

                           (b) The account is not unpaid more than 120 days from
                  the earlier of (A) the date on which the original invoice rendered in connection with such account was issued and (B) the date on which the Eligible Inventory was shipped to the account debtor or the services performed.

                           (c) The account is not owing from an account debtor
                  whose accounts are Tainted. "Tainted" means that 50% or more of the total accounts owing from a particular account debtor are 120 days or more old from date of invoice or are not otherwise Eligible Accounts for any reason.

                           (d) The goods the sale of which gave rise to the
                  account were shipped or delivered or provided to the account debtor on an absolute and final sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods have been returned or rejected.

                           (e) The account is not evidenced by chattel paper or
                  an instrument of any kind.

                           (f) The account debtor with respect to the account
                  (A) is not insolvent, (B) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (C) is not, in the Agent's reasonable discretion, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experience of Borrowers or Lenders with the account debtor or unsatisfactory reputation of the account debtor).

                           (g) The account debtor is located within the
                  continental United States of America.

                           (h) (A) The account debtor is not the government of
                  the United States of America, or any department, agency or instrumentality thereof, or (B) if the account debtor is an entity mentioned in the preceding clause, the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect Lender's first-priority security interest to Lender's satisfaction.

                           (i) The account is a valid, legally enforceable
                  obligation of the account debtor with respect thereto and is not subject to any dispute, condition, contingency, set-off, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such account debtor, and no fact exists that may provide a basis for any of the foregoing in the present or future.

                           (j) The account is subject to a first-priority
                  security interest in the Agent's favor, for the benefit of the Banks, and is not subject to any other lien, claim, encumbrance, or security interest whatsoever.

                           (k) The account is evidenced by an invoice or other
                  documentation in form reasonably acceptable to the Agent and arises from a valid, existing and enforceable contract.

                           (l) Borrowers have observed and complied with (A) all
                  laws of the United States of America (including the Fair Labor Standards Act) and (B) all laws of the state in which the account debtor or the account is located which, if not observed and complied with, would deny to Borrowers access to the courts of such state.

                           (m) No representation or warranty contained in this
                  Agreement, in any other documents or agreements between the Borrowers and the Banks, or any of them, or in any borrowing base certificate with respect to such account has been breached.

                           (n) The account is not subject to any provision
                  prohibiting its assignment or requiring notice of or consent to such assignment and is not a bonded account.

                           (o) The account does not represent any manufacturer's
                  or supplier's credits, discounts, incentive plans, or other similar arrangements entitling Borrowers to discounts on future purchases.

                           (p) The Eligible Inventory giving rise to the account
                  was not, at the time of sale thereof, subject to any lien or encumbrance except in the Agent's favor, for the benefit of the Banks or the liens set forth on Schedule 1.1 hereto (the "Permitted Liens").

                           (q) The Agent has not notified Borrowers that the
                  account or the account debtor is unsatisfactory.

                           (r) The account is payable in freely transferable
                  United States Dollars.

                           (s) The account is not disqualified for any other
                  reason  generally accepted in the commercial finance business.

                           In addition to the foregoing requirements, accounts
                  of any account debtor that are otherwise qualified will be reduced to the extent of (1) any accounts payable (including, without limitation, the Agent's good faith estimate of any contingent liabilities) by Borrowers to such account debtor ("Contras") and (2) that portion of an account representing a retainage or holdback by the account debtor; provided that the Agent, in its sole discretion may determine that none of the accounts in respect of such account debtor are Eligible Accounts if Contras represent 50% or more of the amount owing to Borrowers from such account debtor.

                           Any account that is at any time an Eligible Account
                  and that subsequently fails to meet any of the requirements set forth above immediately ceases to be an Eligible Account and must be removed from the Borrowing Base immediately."

                  (b) The definition of "Floating Rate" set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  ""Floating Rate" means (a) as to amounts outstanding under the Additional Amount, the per annum rate equal to the sum of 2% plus the Prime Rate in effect from time to time and (b) as to all other Borrowings, the per annum rate equal to the sum of 1 1/2% plus the Prime Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate; provided, however, that if any Optional Reduction is not made, then the otherwise applicable Floating Rate will increase by 1% per annum for each Optional Reduction that is not made."

                  (c) The following new text is added to the end of current
Section 2.1:

                  "Notwithstanding anything to the contrary in this Agreement, the maximum principal amount to be advanced to the Borrowers at any time may not exceed the lesser of (a) the Borrowing Base and (b) the Commitments."

                  (d) Effective as of the date of this Agreement the Borrowers will have no further right to elect or request Eurodollar Rate Loans, nor will any further Eurodollar Rate Loans be made by the Lenders. Any Eurodollar Rate Loans outstanding as of the date of this Agreement will convert to Floating Rate Loans at the end of the applicable Interest Period. All capitalized terms used in this subsection (d) have the same meanings as in the Loan Agreement.

                  (e) The following new subsection (d) is added to the end of current Section 2.3:

                           "(d) The Borrowers further agree to pay the Agent, for the benefit of the Banks, an unused line fee of 1/2% per annum of the difference between (i) the Commitments and (ii) the average daily outstanding principal balance of the Revolving Credit Loans, payable quarterly in arrears on each calendar quarter end and upon such date as all of the Borrowers' obligations hereunder may be paid in full."

                  (f) The definition of "Commitment" is amended to add to the end of the parenthetical currently reading, "(as such amount has been or may be permanently reduced from time to time pursuant to Section 2.2)" the following new text:

                           "or otherwise by agreement between the Borrowers and the Banks)."

                  (g) Section 2.2 is amended by adding the following new subsection (d) at the end thereof:

                           "(d) The Commitments will additionally cumulatively reduce by the following amounts (each an "Optional Reduction") at the following times in accordance with the terms of this Section 2.2:

                                            Total Cumulative
                  Date                      Reduction            New Commitments
                  ----                      ----------------     ---------------
                  June 30, 2001             $1,000,000           $33,213,433.00
                  September 30, 2001        $3,000,000           $31,213,433.00
                  December 31, 2001         $6,000,000           $28,213,433.00

                  Failure by the Borrowers to effectuate any Optional Reduction will not constitute an Event of Default hereunder but will result in an increase in the Floating Rate."

                  (h) The definition of "Prime Rate" is amended and restated in its entirety to read as follows:

                  ""Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes."

                  (i) The definitions of "Year 2000 Issues" and "Year 2000 Program" are deleted.

                  (j) Sections 4.15 and 5.1(i) are amended and restated in their entireties to read "Intentionally omitted."

                  (k) A new Section 8.6(m) is added as follows:

                           "(m) The Borrowers agree that the Banks may provide any information the Banks may have about the Borrowers or any of them or about any matter related to this Agreement or any other document or agreement between the Banks and the Borrowers, or any of them, to Bank One Corporation or any of their subsidiaries or affiliates or their successors."

                  (l) The Borrowers acknowledge that based on the Specified Defaults under the terms of the Loan Agreement they may not make any purchase or acquisition or merge, consolidate or amalgamate with any other person, all as more fully discussed in Section 5.2(g), without the prior written consent of Bank One as Agent and the Lenders.

         3. Amendment to Security Agreement. The Security Agreement is amended to provide that, notwithstanding anything to the contrary contained in the terms of the Security Agreement or any of the other Loan Documents, the collateral given in favor of Bank One as Agent under the terms of the Security Agreement secures any and all obligations of any of the Borrowers to either of the Banks or to Bank One as Agent, whenever or however arising, including without limitation obligations arising under this Agreement.

         4. Amendment to Pledge Agreement. The Pledge Agreement is amended to provide that, notwithstanding anything to the contrary contained in the terms of the Pledge Agreement or any of the other Loan Documents, the collateral given in favor of Bank One as Agent under the terms of the Pledge Agreement secures any and all obligations of any of the Borrowers to either of the Banks or to Bank One as Agent, whenever or however arising, including without limitation obligations arising under this Agreement.

         5. Fees. Borrowers must pay to the Banks, for their pro rata benefit, a forbearance fee in the amount of $300,000, which has been fully earned by the Banks and is payable as follows to the Lenders for their pro rata benefit:

                  (a) $150,000 simultaneous with the execution of this Agreement; and

                  (b) $150,000 due on the earlier of (i) February 15, 2002 or
(ii) the date that all of the Borrowers' obligations to the Lenders are paid in full; provided, however, that if all of the Borrowers' obligations to the Lenders are paid on or before February 15, 2002, $50,000 of the otherwise required forbearance fee will be waived.

         6. Letter of Credit Fees. Notwithstanding anything to the contrary set forth in any of the Loan Documents or otherwise, effective as of the date of this Agreement fees on all letters of credit (including any Letter of Credit (as defined in the Loan Agreement)) issued by either of the Banks individually or by the Banks jointly, and whether or not comprising a portion of the Commitments, will accrue at the rate of 1 1/2% per annum.

         7. Defaults. In addition to any other Events of Default, events of default or defaults provided for in the Loan Documents, the occurrence of any of the following constitutes an Event of Default, an event of default, and a default under this Agreement (and each Loan Document):

                  (a) If any Party fails to comply with any term or condition in this Agreement (or any agreement referred to or incorporated herein) or the Loan Documents (other than the Specified Defaults and Sections 5.2(a), (b) or (c) of the Loan Agreement), or any other document or agreement between any Party and Bank One, without regard to any notice or cure periods set forth in any of the Loan Documents.

                  (b) If any lender, supplier, creditor, lessor, bond holder or representative thereof (collectively, "Creditor") of any Party (i) obtains a judgment against any Party which has not been dismissed or stayed for 10 days and which, together with all other outstanding judgments entered against any of the Parties, exceeds $100,000 in the aggregate, or (ii) receives from any party any voluntary prepayments of obligations.

                  (c) If any representation or warranty made by any Party in this Agreement or in connection with the negotiation hereof is untrue when made.

                  (d) If any party attaches by way of seizure, levy, lien or otherwise any assets of any one or more of the Parties and the claim underlying such attachment, together with all other such claims against any of the Parties (the "Attachment Claims") and the amount of all Government Claims (as defined below), exceeds $100,000 in the aggregate, provided, however, that if any attachment in any amount is made against any account of any of the Borrowers with either of the Lenders, then notwithstanding that there may not then exist an Event of Default the appropriate Lender will be entitled to set off against amounts in that account for the full amount of the Obligations.

                  (e) If any government, department or agency files any notice of lien, levy or assessment against any one or more of the Parties, or if any taxes or debts that are owing become a lien or encumbrance upon any assets of any one or more of the Parties, and the claim underlying such action, lien or encumbrance, together with all other such claims against any of the Parties (the "Government Claims") and the amount of all Attachment Claims, exceeds $100,000 in the aggregate, provided, however, that if any attachment in any amount is made against any account of any of the Borrowers with either of the Lenders, then notwithstanding that there may not then exist an Event of Default the appropriate Lender will be entitled to set off against amounts in that account for the full amount of the Obligations.

                  (f) If the Borrowers' consolidated Operating Profit, on a cumulative basis commencing February 1, 2001, is less than the amount indicated below as of the end of each month indicated below:

                                      2001
                                      ----

February    March     April        May         June       July         August
--------    ------    -------      -------     -------    ---------    ---------
(88,000)    20,000    331,000      702,000     958,000    1,364,000    1,665,000

September   October      November       December
---------   -------      ---------      ---------
1,910,000   2,403,000    2,437,000      2,573,000

                                      2002
                                      ----

                   January                        February
                   ---------                      ---------
                   2,788,000                      3,006,000

                           For purposes of this Section, "Operating Profit" means income before interest expense and taxes, determined in accordance with generally accepted accounting principles consistently applied. The level of required Operating Profit will be adjusted to omit the earnings of any businesses or assets sold after the date of this Agreement.

                  (g) If the Borrowers' aggregate capital expenditures for the period from January 1, 2001 through February 15, 2002 exceed $3,167,000 for maintenance expenditures or $900,000 for other expenditures.

                  (h) If Owosso makes any distributions or pays any dividends on or with respect to any of its stock, common or preferred, or if any of the Borrowers make payments of principal or interest with respect to any subordinated debt except as provided on the letter agreement with Lowell Huntsinger attached as Exhibit 7(h) hereto (the "Permitted Subordinated Debt Payments").

         8. Due Date. All Obligations mature and are payable in full upon the expiration of the Forbearance Period. Lenders have advised the Parties that they expect that during the Forbearance Period they will use their best efforts to obtain alternative financing or otherwise satisfy the Obligations in full on or before the expiration of the Forbearance Period.

         9. Consultant. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower is responsible for and must pay within 30 days of receipt of an invoice therefore all reasonable charges, costs, and expenses incurred by Lenders or either of them with respect to any consultant Lenders may jointly engage. Furthermore, each Party must make the Borrowers' premises and books and records available to any consultant retained by Lenders.

         10. Payments. Borrowers must timely make all monthly principal, interest and other payments due Lenders.

         11. No Further Forbearance Implied. Each Party acknowledges that Lenders have no obligation to extend the term of the Forbearance Period, or forbear from enforcing their rights and remedies after the Forbearance Period, and nothing contained herein or otherwise is intended to be or is a promise or agreement to continue making loans beyond the Forbearance Period, or extend the term of the Forbearance Period beyond the expiration thereof. Furthermore, no future agreement by Lenders to continue making loans, or to extend the term of the Forbearance Period beyond the expiration thereof, or any other agreement, is valid or enforceable unless it is contained in a written agreement signed by Lenders or Bank One as Agent.

         12. Additional Reporting. In addition to any reports or information required by the Loan Documents (which must be provided timely), or that Lenders may hereafter reasonably request, each Party must provide Lenders with:

                  (a) Within one day of receipt, copies of written notices of default received from other creditors.

                  (b) Within one day of gaining knowledge thereof, any adverse information regarding any Party which would have a material adverse impact on the Party's operations, business prospects or ability to generally meet its obligations, financial and otherwise.

                  (c) Within ten days of receipt, any correspondence or other documentation relating to a refinancing or sale of the Borrowers or any of them.

                  (d) On the first business day of each week, as of the close of business of the prior week, a borrowing base certificate for the Borrowers in form and substance acceptable to Bank One as Agent in its sole discretion, with the Eligible Inventory figure to be updated on a monthly basis only as of the end of the prior month on the first borrowing base certificate provided in each calendar month.

                  (e) Monthly, within 15 business days after the end of each calendar month, management prepared financial statements and monthly accounts receivable and accounts payable reports for each of the Borrowers, all in form and substance acceptable to Bank One as Agent at its discretion and prepared in accordance with the template attached as Schedule 12(e) hereto, as well as a covenant compliance certificate covering the Earnings Before Taxes financial covenant set forth in this Agreement certified as accurate by an officer of the Borrowers acceptable to Bank One as Agent at its discretion to the best of his knowledge after reasonable inquiry.

                  (f) Monthly, within 15 business days after the end of each calendar month, a report in form and substance acceptable to the Agent detailing the Parties' steps and actions towards satisfying the Obligations in full and in a timely manner.

         13. No Overdrafts. Each Party acknowledges that other than intra-day "overdrafts" arising solely as a result of normal operations of the Borrowers' cash management system, neither of Lenders nor their affiliates will, under any circumstances, honor any checks or other items presented to Lenders or their affiliates for payment for which there are insufficient available funds in the Borrowers' accounts, and Lenders or their affiliates may return any such items so presented.

         14. Authorization to Debit Accounts. If any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein), or any other present or future agreements between Lenders or either of them or any of their affiliates on the one hand, or any one or more of the Parties on the other hand, is not paid when and as called for in the terms of such agreement, then Lenders or any of their affiliates may debit any one or more of the Parties' accounts at Lenders or any of their affiliates for such amount. The fact that Lenders or any of their affiliates has debited any such account will in no way waive or diminish any default for failure to make such payment when and as due.

         15. Expenses, Fees and Costs; Indemnification.

                  (a) Each Party, jointly and severally, is responsible for the payment of all fees and out-of-pocket disbursements incurred by Bank One as Agent, or either of Lenders, including reasonable fees of counsel and court costs and recordation fees and taxes, in any way arising from or in connection with this Agreement, any Collateral, any Loan Document, any Obligations, or the business relationship between Lenders or either of them, on the one hand, and any one or more of the Parties, on the other hand, including, without limitation: (1) Audit Fees (as defined below); (2) all reasonable fees and expenses (including recording fees and insurance policy fees) of each of the Lenders and counsel for each of the Lenders for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (3) all reasonable fees and out-of-pocket disbursements incurred by each of the Lenders, including reasonable attorneys' and consultants' fees, in any way arising from or in connection with any action taken by either of the Lenders to monitor, administer, enforce, or collect any of the Obligations (including under this Agreement, any other Loan Document, or otherwise) or any other obligations of any one or more of the Parties, whether joint, joint and several, or several, under this Agreement, any Loan Document, any other existing or future document or agreement, or arising from or relating to the business relationship between either of the Lenders, on the one hand, and any one or more of the Parties, on the other hand, or otherwise securing any of the Obligations, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of any one or more of the Parties; (4) all reasonable expenses and fees (including reasonable attorneys' fees) incurred in relation to, in connection with, in defense of or in prosecution of any litigation instituted by any one or more of the Parties, either of the Lenders, or any third party, against or involving either of the Lenders arising from, relating to, or in connection with any of the Obligations, or any one or more of the Parties' other obligations, this Agreement, any Collateral, any Loan Document, or the business relationship between either of the Lenders, on the one hand, and any one or more of the Parties, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters), provided, however, that the Parties will not be required to pay fees or expenses to the extent, but only to the extent, that the litigation in connection with which they are incurred is initiated by one or more Borrowers against one or more Lenders and is attributable solely to the gross negligence or willful misconduct of the Lenders or Bank One as Agent; (5) all costs, expenses, and fees incurred by either of the Lenders or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and each Party must fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as either of the Lenders may request); and (6) all reasonable costs, expenses, and fees incurred by either of the Lenders or their counsel in connection with consultants, expert witnesses, or other professionals retained by either of the Lenders or their counsel, to assist, advise, or give testimony with respect to any matter relating to the Collateral, the Obligations, the Loan Documents, or the business relationship between either of the Lenders, on the one hand, and any one or more of the Parties, on the other hand (and each Party must fully cooperate with such consultant, expert witness or other professional and must make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons). Each Party's agreement, jointly and severally, to be responsible for either of the Lenders' reasonable attorneys' fees and costs applies regardless of whether or not either of the Lenders prevails in whole or in part in any action, proceeding, litigation, or otherwise, and regardless of the nature of any action or litigation or the theories or bases of recovery or defense, provided, however, that the Parties will not be required to pay fees or expenses to the extent, but only to the extent, that the litigation in connection with which they are incurred is initiated by one or more Borrowers against one or more Lenders and is attributable solely to the gross negligence or willful misconduct of the Lenders or Bank One as Agent. Each Party, jointly and severally, agrees to indemnify each of the Lenders for all Claims (as hereinafter defined) that may be imposed on, incurred by, or asserted against either of the Lenders in connection with this Agreement, any Loan Document, or the transactions contemplated hereby or thereby, or the business relationship between either of the Lenders, on the one hand, and any one or more of the Parties, on the other hand, other than claims attributable solely to the gross negligence or willful misconduct of the Lenders or Bank One as Agent. All of each Party's obligations under this paragraph, including all indemnification obligations, survive repayment of the Obligations, termination of the Loan Documents, or both.

                  (b) All of the foregoing costs, expenses, reimbursement obligations, and indemnification obligations are part of the Obligations and are secured by all of the Collateral.

                  (c) "Claims" means any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

         16. Verification of Accounts/Audits. Each Party agrees that Bank One as Agent, through its employees or authorized agents, is permitted to send a letter to and otherwise contact the Borrowers' account debtors to verify account receivable balances and other matters. In addition, Lenders are permitted full and complete access to the Borrowers' facilities, and books and records to conduct audits as often as Lenders reasonably desire. The cost of such audits is part of the Obligations, is secured by all Collateral, and must be paid by the Borrowers within thirty (30) days of receipt of an invoice therefor (the "Audit Fees"). The Audit Fees are in addition to all other interest, fees, costs, and expenses provided for in the Loan Documents or this Agreement.

         17. Other Documents. Each Party must execute any documents reasonably requested by Lenders to carry out the intent of or to implement this Agreement, or any other Loan Document, including without limitation any new UCC financing statements, UCC amendments, mortgages or other documents necessary to ensure that Bank One as Agent, for the benefit of the Lenders, holds a properly perfected security interest in all of the assets of each of the Borrowers.

         18. Cross Default/Cross Collateralization/Remedies. An Event of Default or a default under this Agreement (or any agreement referred to or incorporated herein) is an event of default and a default under each document and agreement comprising the Loan Documents. An Event of Default or a default under any document or agreement comprising the Loan Documents is an event of default and a default under this Agreement (and all agreements referred to or incorporated herein). Additionally, notwithstanding anything in the Loan Documents to the contrary, a default or an Event of Default under any of the Loan Documents is a default and Event of Default under each of the other Loan Documents. Immediately upon the occurrence of an event of default or a default under this Agreement or any Loan Document (or any document executed in connection herewith or referenced herein), and without notice or an opportunity to cure such event of default or default, Bank One as Agent may exercise any remedies provided in this Agreement, the Loan Documents and under applicable law with respect to the Specified Defaults as well as with respect to any new event of default or default, and, at the election of Bank One as Agent and without further notice, the Forbearance Period automatically expires, and all of each Party's obligations to Lenders (including the Obligations) will be immediately due and payable. On and after the date that any event of default or default occurs under this Agreement (or any agreement referred to or incorporated herein) or under any Loan Document, Bank One as Agent may immediately cease making any loans or other financial accommodations available to any Party. In any event, after the earlier of expiration of the Forbearance Period or the occurrence of an Event of Default, event of default or default under this Agreement or any Loan Document, Bank One as Agent may immediately without notice take action to enforce its rights and remedies under the Loan Documents (including enforcement action on account of the Specified Defaults, this Agreement, or applicable law), including collecting the Obligations and foreclosing on the Collateral. Absent the prior occurrence of an Event of Default or default, all Obligations are due and payable in full at the expiration of the Forbearance Period. Any references in cross-default provisions in this Agreement or any document or agreement executed in connection herewith or in the Loan Documents to a "default" or an "event of default" include a default under this Agreement. Notwithstanding anything to the contrary in the Loan Documents, all Collateral granted to Bank One as Agent or to the Lenders, collectively or individually, by any Party secures all of that Party's Obligations to Lenders or either of them, as well as all of each other Party's Obligations to Lenders or either of them.

         19. Loan Documents and Guaranties Continue. Except as expressly modified and amended by the terms of this Agreement, all other terms and conditions of the Loan Documents remain in full force and effect and are ratified, confirmed, and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, including the Loan Documents executed in connection herewith, the terms of this Agreement govern and control.

         20. Reservation of Rights/No Waivers.

                  (a) This Agreement grants a forbearance until the expiration of the Forbearance Period on the terms and conditions set forth in this Agreement. Except for such forbearance through the expiration of the Forbearance Period, all of Lenders' rights and remedies against each Party and the Collateral are expressly reserved, including all rights and remedies resulting from, or arising in connection with, the Specified Defaults. Likewise, nothing herein is a waiver of any Specified Defaults existing as of the date hereof, an agreement to consent to new events of default or defaults (except as otherwise provided in Section 1), or in any way prejudices Lenders' rights and remedies under the Loan Documents or applicable law. Bank One as Agent has the right to waive any term, provision, or condition in this Agreement or the Loan Documents, in its sole discretion, and any such waiver does not prejudice, waive, or reduce any other right or remedy that Lenders may have against any one or more of the Parties. No waiver of rights or any condition of this Agreement, the Loan Documents, or any other agreement by Lenders is effective unless contained in a writing signed by Bank One as Agent.

                  (b) ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT TO THE CONTRARY NOTWITHSTANDING, NOTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT RESTRICTS OR PROHIBITS THE RIGHT OF BANK ONE AS AGENT TO BLOCK, STOP OR PROHIBIT PAYMENTS TO ANY SUBORDINATED CREDITOR(S) ON ACCOUNT OF THE SPECIFIED DEFAULTS, EVENTS OF DEFAULT OR DEFAULTS, OR OTHERWISE.

         21. Credit Inquiries. If customers, buyers, investors, potential alternative financing sources, or other parties ask either of Lenders about the current lending relationship among Lenders and any one or more of the Parties, each Party agrees that Lenders may refer such inquiries to Owosso.

         22. Entire Agreement, Etc.

                  (a) This Agreement and the Exhibits hereto constitute the Parties' and Lenders' entire understanding with respect to the subject matter hereof. Modifications or amendments to this Agreement must be in writing and signed by the party to be charged in order to be effective. This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles). This Agreement is binding on each Party and its respective successors, assigns, heirs, and personal representatives and inures to Lenders' respective benefit and the benefit of their successors and assigns. If any provision of this Agreement conflicts with any applicable statute or law, or is otherwise unenforceable, such offending provision is null and void only to the extent of such conflict or unenforceability, and is deemed separate from and does not invalidate any other provision of this Agreement.

                  (b) This Agreement is being entered into among competent persons, who are experienced in business and represented by counsel (or who have had the opportunity to be represented by counsel), and has been reviewed by the Parties and their counsel, if any. Therefore, any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of such language.

                  (c) This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Facsimile copies of signatures are treated as original signatures for all purposes.

                  (d) References in the Loan Documents and all other documents executed in connection with the Loan Documents (as each of the foregoing is amended hereby) to the Loan Documents mean the Loan Documents as amended by this Agreement.

                  (e) The term "including" means including, without limitation, and the term "includes" means includes, without limitation.

                  (f) All headings are inserted for convenience only and do not affect the construction or interpretation of this Agreement.

         23. Additional Representations. Each Party represents and warrants to Lenders that:

                  (a) (i) Borrowers' execution, delivery, and performance of this Agreement and all agreements and documents delivered in connection herewith by Borrowers have been duly authorized by all necessary corporate action and does not and will not require any consent or approval of their stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to them or of their articles of incorporation or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which they or their properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrowers of this Agreement and all agreements and documents delivered in connection with this Agreement; and (iii) this Agreement and all agreements and documents delivered pursuant hereto by any one or more of the Parties are the legal, valid and binding obligations of each such Party enforceable against each such Party in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein and effected in accordance herewith, all representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  (c) Except for the Specified Defaults, each Party has duly and properly performed, complied with and observed each of its covenants, agreements, and obligations contained in the Loan Documents.

                  (d) Once this Agreement has been executed and delivered, Borrowers' draft consolidated financial statements for the fiscal year ended October 31, 2000, copies of which have previously been furnished to Lenders and which are attached as Exhibit 23(d) hereto, fairly present Borrowers' financial condition at such dates and the results of Borrowers' operations for the periods indicated, all substantially in accordance with generally accepted accounting principles applied on a consistent basis, except for footnote disclosures to be modified to reflect, and consistent with the terms of, this Agreement.

                  (e) No Party or any one or more of them has assigned any claim, set off or defense to any individual or entity.

                  (f) This Agreement and all of the Exhibits and other written material delivered by any one or more of the Parties to Lenders in connection with the transactions contemplated hereby do not contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading. There is no additional fact of which any Party is aware that has not been disclosed in writing to Lenders that materially affects adversely or, so far as each Party can reasonably foresee, will materially affect adversely any Party's financial condition, business prospects, or any Collateral.

                  (g) All Parties executing this Agreement in a representative capacity warrant that they have authority to execute this Agreement and legally bind the entity they represent.

                  (h) Borrowers' chief executive offices and principal places of business are located at the addresses listed on Schedule 23(h).

                  (i) All of Borrowers' business records are kept only at the addresses listed on Schedule 23(i).

                  (j) Borrowers' corporate names are exactly as set forth on the signature page of this Agreement and Borrowers have not changed their corporate names since their dates of incorporation, nor have they or do they use any tradenames or tradestyles, except as indicated on Schedule 23(j).

                  (k) Schedule 23(k) is a correct and complete list of all locations of all of the Collateral and the owner and/or lessor of each such facility as well as, to the best of the Parties' knowledge, the holders of any mortgages on such facilities and locations.

                  (l) Borrowers have not, during the past five years, been parties to any merger or consolidation, or acquired all or substantially all of the assets of any person or entity, or acquired any of their property or assets out of the ordinary course of business, except as set forth on Schedule 23(l).

                  (m) Borrowers own or possess adequate licenses or other rights to use all patents, processes, trademarks, trade names, copyrights, and other intellectual property necessary to conduct their businesses as now conducted or presently intended to be conducted and Borrowers have no reason to believe that any such rights conflict or will conflict with the rights of others. A list of all patents, trademarks, copyright filings or registrations, and other intellectual property in which Borrowers have any interest is attached to this Agreement as Schedule 23(m).

                  (n) Owosso has no wholly or partially owned foreign or domestic subsidiaries besides the other Borrowers to this Agreement.

                  (o) All issued and outstanding stock for each of the Borrowers other than Owosso is pledged in favor of Bank One as Agent for the benefit of the Lenders, and all original stock certificates evidencing such stock have been delivered to Bank One as Agent for the benefit of the Lenders.

         24. Survival; Reliance. All agreements, representations and warranties made in this Agreement (and all agreements referred to or incorporated herein) survive the execution of this Agreement (and all documents and agreements referred to or incorporated herein). Notwithstanding anything in this Agreement (or any documents or agreements referred to or incorporated herein) to the contrary, no investigation or inquiry by Lenders (including by their agents) with respect to any matter that is the subject of any representation, warranty, covenant or other agreement set forth herein or therein is intended, nor is it to be interpreted, to limit, diminish, or otherwise affect the full scope and effect of any such representation, warranty, covenant or other agreement. All terms, covenants, agreements, representations and warranties of each Party made herein (or in any documents or agreements referred to or incorporated herein), or in any certificate or other document delivered or to be delivered pursuant hereto, are deemed to be material and to have been relied upon by Lenders, notwithstanding any investigation heretofore or hereafter made by Lenders or their agents.

         25. Notices. Any notice or other communication required or permitted to be given under this Agreement or any of the Loan Documents must be in writing and delivered personally, telegraphed, telecopied, or telexed, or mailed (by certified or registered mail or by recognized overnight courier), postage prepaid, and is deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, addressed as follows (or to any another address as to which any party so advises the other parties in writing):

                  (a)   If to Borrowers:    Owosso Corporation
                                            The Triad Building
                                            2200 Renaissance Blvd., Suite 150
                                            King of Prussia, PA  19406
                                            Telecopy:    (610) 275-5122

                        With a copy to:     Baldo M. Carnecchia, Jr., Esq.
                                            Montgomery, McCracken, Walker
                                            & Rhoads, LLP
                                            123 South Broad Street
                                            Philadelphia, PA  19109-1099
                                            Telecopy:  (215) 772-7620

                  (b)   If to PNC:          Mr. William R. Breisch
                                            PNC Bank, National Association
                                            1600 Market Street, 11th Floor
                                            Philadelphia, PA  19103
                                            Telecopy:  (215) 585-8391

                        With a copy to:     Mark Gittelman, Esq.
                                            PNC Bank, National Association
                                            1600 Market Street, 28th Floor
                                            Philadelphia, PA  19103
                                            Telecopy:  (215) 585-8713

                  (c)   If to Bank One:     Bank One, Michigan
                                            611 Woodward Avenue
                                            Detroit, MI  48226
                                            Telecopy:  (313) 225-4355
                                            Attn:    Barry J. Rourke

                        With a copy to:     Honigman Miller Schwartz and Cohn
                                            2290 First National Building
                                            Detroit, MI 48226
                                            Telecopy:  (313) 465-7573
                                            Attn: Michelle Epstein Taigman, Esq.

Defaults have occurred under the Loan Documents and each Party, to the fullest extent allowed under applicable law, waives all notices that Lenders might be required to give but for this waiver, including notices under Sections 9-504, 9-505, and 9-506 of the Uniform Commercial Code as enacted in the State of Michigan or the relevant state concerning the applicable Collateral. Furthermore, each Party waives all rights to redeem any of the Collateral, including any right to redeem any of the Collateral under Section 9-506 of the Uniform Commercial Code.

         26. Additional Covenants. Borrowers may not (a) except as permitted in the terms of any subordination agreements executed by Bank One as Agent, make any payments, whether principal, interest or otherwise, on account of subordinated debt except for Permitted Subordinated Debt Payments, (b) acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock or percentage ownership interests, (c) purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions except for intercompany transfers to disburse loan proceeds borrowed by Owosso as agent under the terms of the Loan Agreement, as amended hereby, and advances to Ahab and back to the advancing Borrower for purposes of investment in Delaware (d) notwithstanding anything to the contrary in the Loan Documents, create or permit to exist any lien on any of their property, real or personal, except liens set forth as "Permitted Liens" on exhibits to the General Security Agreements given by each of the Borrowers in favor of Bank One as Agent, for the benefit of the Lenders and dated of approximate even date herewith, liens to Lenders or Bank One as Agent, liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities, liens for taxes being contested in good faith if adequate security for such contested taxes is posted with Bank One as Agent, or other liens not to exceed $100,000 in the aggregate for all Borrowers at any one time outstanding, or (e) notwithstanding anything to the contrary in the Loan Documents, incur, or permit to remain outstanding, debt for borrowed money or installment obligations, including leases other than real estate leases in existence as of the date hereof, except debt to the Lenders or Bank One as Agent, debt set forth in the financial statements attached as Exhibit 23(d) hereto or debt in an aggregate amount for all Borrowers at any one time outstanding not to exceed $350,000.

         27. Impairment of Collateral. The execution and delivery of this Agreement (and all agreements and documents referred to herein) does not impair or affect any other security (by endorsement or otherwise) for the Obligations, or any one or more of the Parties' other obligations to Lenders. No security taken before or after as security for the Obligations impairs or affects this Agreement (or any agreement or document referred to herein). All present and future additional security is cumulative security.

         28. Time Is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and each Loan Document.

         29. Adverse Events. Promptly upon gaining knowledge thereof or at such time as any Party should have known thereof, each Party must inform Lenders of the occurrence of any Event of Default, or default, or any event that with the lapse of time, service of notice, or both, would constitute an Event of Default or default under this Agreement or any of the Loan Documents, or of any other occurrence that has or could reasonably be expected to have a material adverse effect on any Party's business, properties, or financial condition, the Collateral or upon any Party's ability to comply with its obligations under this Agreement or the Loan Documents.

         30. Non-Waiver. No failure or delay on either Lender's part in the exercise of any power or right, and no course of dealing between any one or more of the Parties and either Lender, operates as a waiver of such power or right, nor does any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies that are available to either Lender at law or in equity. No notice to or demand on any Party not required hereunder or under the Loan Documents entitles any such Party to any other or further notice or demand in similar or other circumstances, or waives either Lender's right to any other or further action in any circumstances without notice or demand. Any waiver of any provision of this Agreement or the Loan Documents and any consent to any departure by any one or more of the Parties from the terms of any provision of this Agreement or the Loan Documents, is effective only if in writing signed by an authorized officer of Bank One as Agent, and only in the specific instance and for the specific purpose for which given.

         31. No Other Promises or Inducements. There are no promises or inducements that have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those that are set forth in this Agreement.

         32. Legal Rate Adjustment. This Agreement and all security agreements, mortgages, notes, and other Loan Documents between any one or more of the Parties and Lenders are expressly limited so that in no event whatsoever will the amount of interest paid or agreed to be paid to either Lender exceed the highest rate of interest permissible under applicable law. If, from any circumstances, fulfillment of any provision of this Agreement or any other Loan Document at the time performance of such provisions is due, involves exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable to this Agreement and the Obligations, then the obligation to be fulfilled is reduced to an amount computed at the highest rate of interest permissible under applicable law, and if, for any reason whatsoever, either Lender ever receives as interest an amount that would be deemed unlawful under applicable law, such interest will be automatically applied to the payment of the principal amount of the Obligations (whether or not then due and payable), and not to the payment of interest, or will be refunded to the applicable Party, if such principal has been paid in full.

         33. Deliveries/Additional Actions. Simultaneous with execution of this Agreement, Borrowers must deliver to the Lenders fully executed copies of each of the following, all of which must be in form and substance satisfactory to the Lenders in their discretion:

                  (a) A mortgage covering the Borrowers' Owosso, Michigan owned real estate;

                  (b)      Board resolutions for each of the Borrowers;

                  (c) A guaranty from each of the Borrowers covering all of the obligations of all of the other Borrowers to the Lenders;

                  (d) A security agreement from each of the Borrowers granting Bank One as Agent for the benefit of the Lenders a lien on all personal property of the Borrowers; and

                  (e) Such UCC financing statements and other documents, instruments and agreements as the Lenders may request or require.

Borrowers must additionally provide each of the following in form and substance acceptable to the Lenders within 90 days of execution of this Agreement;

                  (a) An appraisal of machinery and equipment of the Motors Group and Coil Group located in the United States;

                  (b) Appraisals of the Owosso, Michigan and Watertown, New York real estate; and

                  (c) A mortgage covering Stature's interests in the Watertown, New York real estate.

Borrowers must additionally use their reasonable best efforts to provide each of the following in form and substance satisfactory to the Lenders at their discretion within 90 days of execution of this Agreement:

                  (a) Landlord waivers from all lessors of real estate leased by the Borrowers or any of them;

                  (b) Acknowledgements of Lenders' liens and rights from each warehouse housing assets of the Borrowers; and

                  (c)      Notice filings covering all consigned inventory.

                  The failure to provide landlord waivers, warehouse acknowledgments or consignment filings shall not constitute an Event of Default hereunder, but if such landlord waivers and warehouse acknowledgments are not provided within the required time then the inventory located at these locations will automatically and immediately cease to be Eligible Inventory until such time as acceptable landlord waivers and warehouse acknowledgments may be provided.

Finally, Borrowers must cooperate with Lenders in the conduct of a field audit.

         34. STATUTE OF FRAUDS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND THE LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND THE LENDERS. ALL PRIOR AND CONTEMPORANEOUS ORAL AGREEMENTS, IF ANY, BETWEEN EITHER LENDER, ON THE ONE HAND, AND ANY ONE OR MORE OF THE PARTIES, ON THE OTHER HAND, ARE MERGED INTO THIS AGREEMENT AND DO NOT SURVIVE THE EXECUTION OF THIS AGREEMENT.

          35. RELEASE. AS OF THE DATE HEREOF EACH PARTY REPRESENTS AND WARRANTS THAT THEY ARE AWARE OF, AND POSSESS, NO CLAIMS OR CAUSES OF ACTION AGAINST EITHER LENDER OR BANK ONE AS AGENT. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH PARTY INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, IN EVERY CAPACITY, INCLUDING BUT NOT LIMITED TO, AS SHAREHOLDERS, OFFICERS, PARTNERS, DIRECTORS, INVESTORS, OR CREDITORS OF ANY ONE OR MORE OF THE PARTIES, EACH OF ITS EMPLOYEES, AGENTS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES EACH OF THE LENDERS AND BANK ONE AS AGENT, THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION THAT NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY EITHER OF THE LENDERS OR BANK ONE AS AGENT UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH EITHER OF THE LENDERS OR BANK ONE AS AGENT AND ALL OTHER OBLIGATIONS OF ANY NATURE OR KIND OF ANY ONE OR MORE OF THE PARTIES, ANY ORAL AGREEMENTS OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY ONE OR MORE OF THE PARTIES HAS OR MAY HAVE HAD WITH EITHER OF THE LENDERS AT ANY TIME AND FOR ANY REASON INCLUDING, BUT NOT LIMITED TO, DEMAND DEPOSIT ACCOUNTS, OR OTHERWISE, BUT DOES NOT INCLUDE THE PARTIES' FUTURE RIGHTS TO RECEIVE LOANS UNDER THE TERMS OF THE LOAN DOCUMENTS, AS AMENDED BY THIS AGREEMENT OR AS TO AMOUNTS ON DEPOSIT WITH EITHER OF THE LENDERS OR STOCK CERTIFICATES PLEDGED TO AND HELD BY EITHER OF THE LENDERS AS COLLATERAL FOR THE OBLIGATIONS.

         36. WAIVER OF JURY TRIAL AND BOND; SUBMISSION TO JURISDICTION; AND ACKNOWLEDGMENT.

                  (a) 1. ANY JUDICIAL PROCEEDING AGAINST ANY PARTY BROUGHT BY EITHER LENDER WITH RESPECT TO ANY TERM OR CONDITION OF THIS AGREEMENT, OR ANY OTHER PRESENT OR FUTURE AGREEMENT BETWEEN ANY PARTY AND EITHER LENDER AND/OR ANY OTHER MATTER OF ANY KIND WHATSOEVER MAY BE BROUGHT BY EITHER LENDER IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF MICHIGAN, UNITED STATES OF AMERICA, AND THE PARTIES EACH HEREBY IRREVOCABLY CONSENT AND SUBMIT THEMSELVES TO JURISDICTION IN ANY SUCH COURT; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES AND LENDERS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER PRESENT AND FUTURE AGREEMENT BETWEEN ANY OF THE PARTIES AND LENDER AND/OR ANY OTHER MATTER OF ANY KIND WHATSOEVER.

         2. EACH OF THE PARTIES WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY FIRST-CLASS MAIL OR MESSENGER DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. EACH OF THE PARTIES WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND OR SURETY THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

         3. NOTHING CONTAINED IN THIS SECTION AFFECTS OR LIMITS THE RIGHT OF EITHER LENDER OR BANK ONE AS AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECTS EITHER LENDER'S OR BANK ONE AS AGENT'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PARTY OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION SELECTED BY EITHER LENDER OR BANK ONE AS AGENT IN ITS SOLE AND ABSOLUTE DISCRETION.

         4.       Intentionally omitted.

         5. EACH OF THE PARTIES WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR IN CONNECTION HEREWITH AND MAY NOT ASSERT ANY DEFENSE BASED IN ANY WAY ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

                  (b) EACH PARTY ACKNOWLEDGES THAT (1) IT HAS FULLY READ ALL OF THIS AGREEMENT AND HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL OR ADVISORS (OR HAVING HAD THE OPPORTUNITY TO DO SO), IT KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL (IF ANY) AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTY HERETO ACKNOWLEDGES, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF EITHER LENDER OR BANK ONE AS AGENT OR THEIR AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

                  (c) THE PARTIES AND LENDERS ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. EACH OF THE PARTIES AND LENDERS EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND AFTER THE OPPORTUNITY TO CONSULT WITH THEIR RESPECTIVE COUNSEL, WITHOUT COERCION, WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM INCLUDING, WITHOUT LIMITATION, ANY CLAIMS AND/OR DEFENSES ASSERTED IN ANY JUDICIAL PROCEEDING DESCRIBED HEREIN. NEITHER LENDERS NOR ANY OF THE PARTIES WILL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. THE PARTIES OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVERS AND CONSENTS CONTAINED HEREIN.

                                  OWOSSO CORPORATION,
                                  a Pennsylvania corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Executive Vice President-Finance,
                                          Chief Financial Officer,
                                          Secretary/Treasurer
                                          -------------------------------------

[Signatures continued on following page]

[Signatures continued from preceding page]

                                  AHAB INVESTMENT COMPANY,
                                  a Delaware corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------


                                  DWZM, INC.
                                  a Pennsylvania corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------




                                  MOTOR PRODUCTS-OWOSSO
                                  CORPORATION,
                                  a Delaware corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------




                                  SNOWMAX, INCORPORATED,
                                  a Pennsylvania corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------


[Signatures continued on following page]

[Signatures continued from preceding page]


                                  MOTOR PRODUCTS-OHIO CORPORATION,
                                  a Pennsylvania corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------



                                  GBMC, INC.,
                                  a Kansas corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------




                                  STATURE ELECTRIC, INC.,
                                  a New York corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------



                                  OWOSSO MOTOR GROUP, INC.,
                                  a Pennsylvania corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------

[Signatures continued on following page]

[Signatures continued from preceding page]

                                  ASTRO AIR COILS, INC., f/k/a Astro Air
                                  Acquisition Corporation,
                                  a Delaware corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------



                                  CRAMER COMPANY, f/k/a
                                  M.H. Rhodes, Inc.,
                                  a Delaware corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------



                                  AHAB INTERNATIONAL INVESTMENT
                                  COMPANY, f/k/a Astro Air
                                  U.K. Holdings, Inc.,
                                  a Delaware corporation

                                  By:     /s/   John M. Morrash
                                          -------------------------------------

                                  Name:   John M. Morrash
                                          -------------------------------------

                                  Title:  Secretary/Treasurer
                                          -------------------------------------



                                  BANK ONE, MICHIGAN, in its individual
                                  capacity and as Agent

                                  By:     /s/  Barry J. Rourke
                                     -------------------------------------------
                                           Barry J. Rourke, First Vice President

[Signatures continued on following page]

[Signatures continued from preceding page]

                                  PNC BANK, NATIONAL ASSOCIATION,


                                  By:     /s/ William R. Breisch
                                          -------------------------------------

                                  Name:   William R. Breisch
                                          -------------------------------------

                                  Title:  Vice President
                                          -------------------------------------